COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of April 19, 1999, by and between BELLSOUTH ENTERPRISES, INC., a Georgia corporation (the "Purchaser"), and ANSCHUTZ COMPANY, a Delaware corporation (the "Seller").


                                    RECITALS

         A. The Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, 16,650,000 shares of the Common Stock of Qwest Communications International Inc., a Delaware corporation (the "Company"), $0.01 par value per share (the "Common Stock"), on the terms and conditions set forth in this Agreement.

         B. Concurrently herewith, the Purchaser is entering into the Common Stock Purchase Agreement dated as of April 19, 1999 (the "Company Purchase Agreement"), by and between the Purchaser and the Company for the purchase of 20,350,000 shares of Common Stock on the terms and conditions set forth in the Company Purchase Agreement.

         C. Concurrently herewith, the Company and the Purchaser are entering into a Registration Rights Agreement dated as of even date herewith by and between the Company and the Purchaser (the "Registration Rights Agreement"), to provide for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the disposition of the shares of Common Stock purchased under this Agreement and the Company Purchase Agreement pursuant to the terms thereof.


                                    AGREEMENT

         The parties agree as follows:

                                   ARTICLE I
                   AGREEMENT TO PURCHASE AND SELL COMMON STOCK

1.1 Agreement to Purchase and Sell Common Stock. Upon the terms and subject to the conditions of this Agreement, the Seller hereby agrees to sell to the Purchaser at the Closing (as defined in Section 2.1), and the Purchaser agrees to purchase from the Seller at the Closing, 16,650,000 shares (each, a "Share" and collectively, the "Shares") of Common Stock at $94.50 per Share for an aggregate purchase price of $1,573,425,000.00 (the "Purchase Price").

                                   ARTICLE II
                             CLOSING DATE; DELIVERY

2.1 Closing Date. The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Company at 10:00 a.m. on the third business day after the satisfaction or waiver of the conditions set forth in Articles V and VI, or at such other time and place as the Seller and the Purchaser mutually agree, and shall be held simultaneously with the closing of the Company Purchase Agreement (the date of the Closing being hereinafter referred to as the "Closing Date").

2.2 Delivery. At the Closing, the Seller will deliver to the Purchaser a certificate or certificates representing the Shares, duly endorsed for transfer, against payment of the aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Seller. The certificate or certificates representing the Shares shall be subject to a legend restricting transfer under the Securities Act and referring to restrictions on transfer herein, such legend to be substantially as follows:


            "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company and the Seller as to the availability of an exemption from registration.

            The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in an agreement dated as of April 19, 1999, between the Company and BellSouth Enterprises, Inc., and an agreement dated as of April 19, 1999, between BellSouth Enterprises, Inc. and Anschutz Company, copies of each of which may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         The Seller hereby represents and warrants to the Purchaser as follows:

3.1 Corporate Existence and Power. Each of the Seller and the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company (1) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (2) is duly qualified as a foreign corporation under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed or used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.1) on the Company, and (3) has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

3.2      Authorization; Contravention.

                  The execution and delivery by the Seller of this Agreement and the performance by the Seller of its obligations under this Agreement, and the sale and delivery of the Shares hereunder, have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under, (1) its certificate of incorporation or bylaws, (2) any regulation of any Governmental Entity (as defined in Section 8.1) or any decision, ruling, order or award of any arbitrator by which it or any of its properties may be bound or affected, or (3) any agreement, indenture or other instrument to which it is a party or by which it or its properties may be bound or affected, except in each case referred to in the preceding clauses for contraventions, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Seller, or materially impair or restrict the Seller's power to perform its obligations as contemplated under said agreements. The Shares are validly issued, fully paid and nonassessable and free and clear of any liens. The sale of the Shares will not give rise to any preemptive rights, rights of first refusal or other rights to acquire Common Stock on behalf of any Person (as defined in Section 8.1). The Shares have been validly issued, are fully paid and nonassessable, and are owned beneficially and of record by the Seller, free and clear of any liens, claims, encumbrances or other contractual restrictions of any kind. The transfer and delivery of the Shares by the Seller to the Purchaser, as contemplated by this Agreement will transfer good title to the Shares to the Purchaser, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind, in each case except for any of the foregoing created or permitted to exist by or on behalf of the Purchaser.

3.3 SEC Documents. The Company has filed with the Securities and Exchange Commission (the "SEC") all reports, schedules, forms, statements and other documents required by the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be filed by the Company since June 27, 1997 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the SEC on or before the date of this Agreement, the Company SEC Documents filed by the Company complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents (including any and all financial statements included therein) filed by the Company as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in the Company SEC Documents, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to have a Material Adverse Effect on the Company.

3.4 Approvals. In reliance on the representations of the Purchaser contained in Sections 4.5, 4.7, 4.8 and 4.9, no consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Seller is required in connection with the due execution and delivery of this Agreement, or the offer, sale of the Shares, except for (a) those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (b) such filings as may be required to be made with the SEC.

3.5 Binding Effect. This Agreement constitutes the legally valid and binding obligation of the Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.6 Financial Information. The consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1998, and the related consolidated statements of operations and stockholders' equity and cash flows for the fiscal year then ended, reported on by KPMG Peat Marwick LLP, true and complete copies of which have been delivered by the Company to the Purchaser, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended.

3.7 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed, or as otherwise publicly disclosed, prior to the date hereof, since December 31, 1998, there has not been (1) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (2) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (3) any damage, destruction or loss of property, whether or not covered by insurance, that has or would reasonably be expected to have a Material Adverse Effect on the Company, (4) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP or (5) any event or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

3.8      Litigation.

(a) There is no action, suit or proceeding pending or, to the Sellers' knowledge, threatened against the Seller or any of its Affiliates or the Company or any of its subsidiaries that (1) impairs (or, if successful, would so impair) in any material respect the ability of the Seller or the Company to perform its respective obligations under this Agreement, or the Company Purchase Agreement and the Registration Rights Agreement, as the case may be, or (2) restricts in any material respect or prohibits (or, if successful, would so restrict or prohibit) the sale of the Shares to the Purchaser.

(b) Except as disclosed in the Company SEC Documents filed with the SEC on or prior to the date hereof, there is no action, suit or proceeding pending or, to the Seller's knowledge, threatened against the Seller or any of its Affiliates or the Company or any of its subsidiaries that, individually or in the aggregate, if determined adversely to any of them, would reasonably be expected to have a Material Adverse Effect on the Company.

3.9      Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 600,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the "Company Preferred Stock").

(b) As of March 31, 1999, there are (1) 350,735,529 shares of the Common Stock issued and outstanding, (2) no shares of the Common Stock held in the treasury of the Company, (3) no shares of the Company Preferred Stock issued and outstanding, (4) 40,725,059 shares of the Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current or former employees and directors of the Company and its subsidiaries, and (5) 10,163,380 shares of the Common Stock reserved for issuance upon exercise of authorized but unissued stock options.

(c) All outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any liens created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

(d) No Person (other than the Purchaser and the Seller) has the right to cause the Company to register shares of Common Stock on a registration statement filed pursuant to the Registration Rights Agreement.

3.10 Absence of Certain Agreements. There are no material discussions between the Seller or any of its Affiliates, on the one hand, and any Person (other than the Purchaser), on the other hand that, as of the date hereof, would reasonably be expected to lead to an agreement within 30 days after the date hereof for (1) a transaction resulting in a Change of Control, (2) a transaction involving the Seller that would include the acquisition of Beneficial Ownership by a Person of more than 5% of the outstanding Voting Stock (as defined in Section 8.1), or (3) the acquisition by the Company of any business for an aggregate purchase price (including assumption of indebtedness) of at least $1,500,000,000.00.

3.11 No Broker. The Seller has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Seller hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Seller hereunder.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Seller as follows:

4.1 Corporate Existence and Power. The Purchaser (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which qualification is required either to own, lease, license or use its properties now owned, leased, licensed or used or to carry on its business as now conducted, except where the failure to effect or obtain such qualification, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and
(4) has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

4.2 Authorization; Contravention. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations under this Agreement, have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under, (1) its articles of incorporation or bylaws, or (2) any regulation of any Governmental Entity or any decision, ruling, order or award of any arbitrator by which it or any of its properties may be bound or affected, except in each case referred to in the preceding clauses for contraventions, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

4.3 Approvals. No consent, approval or authorization of or designation, declaration or filing with any Governmental Entity on the part of the Purchaser is required in connection with the due execution and delivery of this Agreement, or the acquisition of the Shares by Purchaser, except for (a) those required under the HSR Act, and (b) such filings as may be required to be made with the SEC.

4.4 Binding Effect. This Agreement constitutes the legally valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

4.5 Investment. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.

4.6 Disclosure of Information. The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Company under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Seller regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

4.7 Investment Experience. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

4.8 Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

4.9 Restricted Securities. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.10 Investigation. The Purchaser has conducted its own investigation of the Company and hereby acknowledges that the only representations and warranties of the Seller in connection with the Purchaser's investment are those expressly made by the Seller in Article III of this Agreement, and the Seller hereby acknowledges that such representations and warranties are unaffected by the Purchaser's investigation of the Company.

4.11 No Broker. The Purchaser hereby agrees to indemnify and hold harmless the Seller from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

                                   ARTICLE V
                    CONDITIONS TO OBLIGATION OF THE PURCHASER

         The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

5.1 Representations and Warranties. Each of the representations and warranties of the Seller contained in Article III will be true and correct on and as of the date hereof and (except to the extent such representations and warranties speak as of a particular date) true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however,  that for purposes of this Section 5.1 only,  the  representations and warranties contained in Sections 3.1, 3.3, 3.6, 3.7, 3.8(b) and 3.10 shall be deemed to be true and correct on and as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Company. The Purchaser shall have received a certificate signed by an officer of the Seller to such effect on the Closing Date.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing Date shall have been performed or complied with in all material respects. The Purchaser shall have received a certificate signed by an officer of the Seller to such effect on the Closing Date.

5.3 HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

5.4 No Order Pending. There shall not then be in effect any order enjoining or restraining the sale and purchase of the Shares.

5.5 No Law Prohibiting or Restricting Sale of the Shares. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and purchase of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to sell and purchase the Shares, with full benefits afforded the Common Stock.

5.6 Registration Rights Agreement. The Registration Rights Agreement shall not have been terminated.

5.7 Company Purchase Agreement. The Purchaser and the Company shall have consummated the acquisition by the Purchaser of 20,350,000 shares of Common Stock from the Company pursuant to the terms of the Company Purchase Agreement (unless such acquisition shall not have been consummated as a result of a breach by the Purchaser thereunder).

5.8 Master Agreement. The Master Agreement dated April 19, 1999, by and between the Company and the Purchaser (the "Master Agreement") shall not have been terminated (or notice of termination provided) in accordance with the terms thereof.

5.9 Opinion of Counsel. The Purchaser shall have received an opinion dated as of the Closing Date of Holme, Roberts & Owen LLP, counsel to the Seller, substantially in the form attached hereto as Exhibit A.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATION OF THE SELLER

         The Seller's obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Article IV will be true and correct on and as of the date hereof and (except to the extent such representations and warranties speak as of a particular date) true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that for purposes of this
Section 6.1 only, such representations and warranties shall be deemed to be true and correct on and as of the Closing Date unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on the Purchaser. The Seller shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects. The Seller shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

6.3 HSR Act. The waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated hereby shall have expired or been terminated.

6.4 No Order Pending. There shall not then be in effect any order enjoining or restraining the sale and purchase of the Shares.

6.5 No Law Prohibiting or Restricting the Sale of the Shares. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale and purchase of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to sell and purchase the Shares (except as otherwise provided in this Agreement).

6.6 Registration Rights Agreement. The Registration Rights Agreement shall not have been terminated.

6.7 Company Purchase Agreement. The Purchaser and the Company shall have consummated the acquisition by the Purchaser of 20,350,000 shares of Common Stock from the Company pursuant to the terms of the Company Purchase Agreement (unless such acquisition shall not have been consummated as a result of a breach by the Company thereunder).

6.8 Master Agreement. The Master Agreement shall not have been terminated (or notice of termination provided) in accordance with the terms thereof.

                                  ARTICLE VII
                                  MISCELLANEOUS

7.1 Registration Rights. The Seller hereby agrees that if any "Other Agreement" (as defined in that certain Registration Rights Agreement between the Seller and the

Company dated as of April 18, 1999) is entered  into,  the Seller will cause
the  Company  to  enter  into  an  "Other   Agreement"  with  the  Purchaser  on
substantially the same terms.

7.2 Purchaser Director. The Seller will, and will cause its Affiliates to, vote all of their respective shares of Common Stock in favor of the election of the Purchaser Director (as defined in Section 7.5(b) of the Company Purchase Agreement), for so long as the Purchaser is entitled under the Company Purchase Agreement to designate a Purchaser Director.

7.3      Certain Definitions.  As used in this Agreement:

(a) The term "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

(b) The terms "Beneficial Ownership" and "Beneficial Owner" shall have the meanings given such terms in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

(c) The term "Change of Control" shall mean (1) an acquisition of, or the entering into of a definitive agreement with the Company to acquire, Voting Stock by a Person or Group (other than the Seller or its Affiliates) in a purchase or transaction or series of purchases or transactions if immediately thereafter such Person or Group has, or would have, Beneficial Ownership of more than 50% of the combined voting power of the Company's then outstanding Voting Stock; (2) the execution of an agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions involving the Company, unless both (x) the stockholders of the Company, immediately after such transaction or transactions shall Beneficially Own at least 50% of the Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, such surviving company), and (y) the Company is not subject to an agreement that contemplates that individuals who are then directors of the Company (or individuals designated by the Company at or before the closing of such transaction) shall constitute less than a majority of the directors of the Company (or such surviving company, as the case may be) after the closing of such transaction; (3) a change or changes in the membership of the Company's Board of Directors which represent a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then existing Board of Directors and do not occur within twelve months of the commencement, threat or proposal of an Election Contest (as such term is defined in Rule 14a-11 of Regulation 14A under the Exchange Act), tender offer or other transaction which would constitute a Change of Control under (1) or (2) of this Section 8.1(b)); (4) a sale of all or substantially all of the Company's assets; or (5) an Insolvency Proceeding (as defined in Section 8.1).

(d) The term "Governmental Entity" shall mean any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

(e) The term "Group" shall have the meaning given such term in Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

(f) The term "Insolvency Proceeding" shall mean (1) an assignment for the benefit of creditors, (2) the filing by the Company of a petition to have the Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (3) an appointment of a receiver or trustee for all or substantially all of the assets of the Company unless appointed without the Company's consent, in which case if after 60 days such appointment has not been vacated or stayed, (4) a public admission in writing of the Company's inability to pay its debts as they come due, or (5) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

(g) The term "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, properties, operations, or condition (financial or otherwise) of such Person (and its subsidiaries), taken as a whole.

(h) The term "Person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

(i) The term "Voting Stock" shall mean (1) the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency), and (2) the common stock and any other securities issued by any successor to the Company pursuant to a merger, consolidation or reorganization having the ordinary power to vote in the election of directors of such successor company (other than securities having such power only upon the happening of a contingency).

(j) As used herein, any references to specified numbers (but not percentages) of Shares or of Common Stock shall be deemed to be references to such number of Shares or of Common Stock as may be adjusted in the event of any change in the capital stock of the Company by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like occurring after the date of this Agreement.

7.4      Further Assurances.

(a) Each of the Seller and the Purchaser shall use its commercially reasonable efforts to take all actions required under any law, rule or regulation to ensure that the conditions to the Closing set forth herein are satisfied on or before the Closing Date.

(b) Each of the Seller and the Purchaser shall, in connection with the efforts referenced in Section 8.2(a), use commercially reasonable efforts to obtain all requisite approvals and authorizations for the sale and purchase of the Shares under any law, rule, regulation, order or decree (collectively, the "Laws"). In furtherance and not in limitation of the foregoing, each of the Seller and the Purchaser shall (1) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (2) promptly inform the other party of any communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (3) permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(c) In furtherance and not in limitation of the covenants of the parties contained in Sections 8.2(a), (b) and (c), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the purchase of the Shares contemplated by this Agreement as violative of any Law, each of the Seller and the Purchaser shall cooperate in all respects with each other and use commercially reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section
8.2 shall limit a party's right to terminate this Agreement pursuant to Section 8.10, so long as such party has complied with this Section 8.2.

(d) If any objections are asserted with respect to the transactions contemplated hereby under any Law or if any suit is instituted by any Governmental Entity or any private party challenging the purchase of the Shares contemplated hereby as violative of any Law, each of the Seller and the Purchaser shall use commercially reasonable efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Law so as to permit consummation of the transactions contemplated by this Agreement.

7.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

7.6 Survival . The representations and warranties in Articles III and IV of this Agreement shall survive until 30 days following the filing by the Company with the SEC of its first annual report on Form 10-K after the date hereof, except for the representations and warranties in Sections 3.5, 3.9 and 3.11, and in Sections 4.4 through 4.11 hereof, which shall continue to survive.

7.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder to any Person without the prior written consent of the other party; provided that the Purchaser may assign its rights and obligations hereunder to any of BellSouth Corporation and its direct or indirect, wholly-owned subsidiaries.

7.8 Amendments; Etc. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

7.9 Entire Agreement. This Agreement and the Registration Rights Agreement embody the entire agreement and understanding of the parties and supersede all prior agreements or understandings with respect to the subject matter thereof.

7.10 Notices. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address set forth below or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

(a)      If to the Seller, to:

                           Anschutz Company
                           2400 Qwest Tower
                           555 Seventeenth Street
                           Denver, Colorado 80202
                           Facsimile Number: (303) 298-8881
                           Attention: Cannon Y. Harvey, President

                           and with additional copies to:

                           Qwest Communications International Inc.
                           700 Qwest Tower
                           555 Seventeenth Street
                           Denver, Colorado 80202
                           Facsimile Number: (303) 992-1798
                           Attention: Chief Financial Officer

                           Holme Roberts & Owen LLP
                           1700 Lincoln Street, Suite 4100
                           Denver, Colorado 80203
                           Facsimile Number: (303) 866-0200
                           Attention: Joseph W. Morrisey

(b)      If to the Purchaser, to:

                           BellSouth Enterprises, Inc.
                           1155 Peachtree Street, N.E.
                           Suite 2000
                           Atlanta, Georgia 30309-3610
                           Facsimile Number:  (404) 249-2658
                           Attention:  Keith O. Cowan

                  and with additional copies to:

                           BellSouth Corporation
                           1155 Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3610
                           Facsimile Number:  (404) 249-2629
                           Attention:  E. John Whelchel

                           Fried, Frank, Harris, Shriver & Jacobson
                           One New York Plaza
                           New York, New York 10004
                           Facsimile Number:  (212) 859-4000
                           Attention:  Gail L. Weinstein

7.11 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, shall be the sole and exclusive responsibility of such party. The Purchaser shall pay the filing fee for filing of the Notification and Report Form pursuant to the HSR Act.

7.12     Termination.

(a)  This Agreement may be terminated at any time prior to the Closing Date:

(1)  by mutual written consent of the Seller and the Purchaser;

(2) by either the Seller or the Purchaser if the other materially breaches this Agreement and such breach remains uncured for 30 days after receipt by the breaching party of written notice thereof;

(3) by either the Seller or the Purchaser if the Closing Date shall not have occurred on or before the date that is 120 days after the date of this Agreement (the "Termination Date"), unless prior to the Termination Date any party reasonably determines that it is substantially unlikely that the conditions to such party's obligations will be fulfilled by the Termination Date and delivers to the other party a notice to such effect, in which case this Agreement will terminate within ten days after receipt of such notice by the other party. The right to terminate this Agreement under this
     Section 8.10(a)(3) shall be not available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of any condition to be satisfied.

(b) In the event of termination of this Agreement by either the Seller or the Purchaser as provided in this Section 8.10, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Seller or the Purchaser except with respect to Sections 3.11, 4.11 and
8.9 and this Section 8.10(b); provided, however, that in the case of termination as provided in Section 8.10(a)(2), the breaching party shall not be absolved from any liability with respect to breach of this Agreement.

7.13 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

7.14 Publicity. The Seller and the Purchaser shall agree on the form and content of the initial public announcement which shall be made concerning this Agreement and the transactions contemplated hereby, and neither the Seller nor the Purchaser shall make such public announcement without the consent of the other, except as required by law.

7.15 Headings and References. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties, express beneficiaries and sections in this Agreement are references to the parties to or the express beneficiaries and sections of this Agreement, as the case may be, unless the context shall require otherwise.

7.16 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

7.17 Jurisdiction. Each party (1) agrees that any action, complaint, counterclaim, investigation, petition, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator, court or Governmental Entity (each, an "Action"), with respect to this Agreement or any transaction contemplated by this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, State of New York, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any legal action in those jurisdictions; provided, however, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

7.18 Waiver of Jury Trial. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

7.19 Non-Recourse. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the stockholders, directors, officers, employees, agents and Affiliates of such party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of such party under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation; provided, however, that nothing contained in this Section 8.17 shall be deemed to be a waiver by the Seller or any such controlling person, stockholder, director, officer, employee, agent or Affiliate of the Company of their respective liabilities under applicable federal or state securities laws, rules or regulations.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                  BELLSOUTH ENTERPRISES, INC.



                                  By:     /s/ Keith O. Cowan
                                  Name:       Keith O. Cowan
                                  Title:      Authorized Signatory




                                  ANSCHUTZ COMPANY



                                  By:         /s/ Craig D. Slater
                                  Name:       Craig D. Slater
                                  Title:      V.P.

                                    Exhibit A

                    Form of Opinion of Counsel to the Seller

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares in accordance with the Purchase Agreement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock, the Shares will be validly issued, fully paid and non-assessable.

                         COMMON STOCK PURCHASE AGREEMENT



                                 by and between



                                ANSCHUTZ COMPANY



                                       and



                           BELLSOUTH ENTERPRISES, INC







                           Dated as of April 19, 1999

                                TABLE OF CONTENTS

                                                                     Page




                                    ARTICLE I

                   AGREEMENT TO PURCHASE AND SELL COMMON STOCK

1.1      Agreement to Purchase and Sell Common Stock.......................1

                                   ARTICLE II

                             CLOSING DATE; DELIVERY

2.1      Closing Date......................................................1
2.2      Delivery..........................................................2

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1      Corporate Existence and Power.....................................2
3.2      Authorization; Contravention......................................3
3.3      SEC Documents.....................................................3
3.4      Approvals.........................................................3
3.5      Binding Effect....................................................4
3.6      Financial Information.............................................4
3.7      Absence of Certain Changes or Events..............................4
3.8      Litigation........................................................4
3.9      Capitalization....................................................5
3.10     Absence of Certain Agreements.....................................5
3.11     No Broker.........................................................5

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1      Corporate Existence and Power.....................................6
4.2      Authorization; Contravention......................................6
4.3      Approvals.........................................................6
4.4      Binding Effect....................................................6
4.5      Investment........................................................6
4.6      Disclosure of Information.........................................7
4.7      Investment Experience.............................................7
4.8      Accredited Investor Status........................................7
4.9      Restricted Securities.............................................7
4.10     Investigation.....................................................7

                                TABLE OF CONTENTS
                                   (continued)
                                                                        Page


4.11     No Broker.........................................................7

                                    ARTICLE V

                    CONDITIONS TO OBLIGATION OF THE PURCHASER

5.1      Representations and Warranties....................................7
5.2      Covenants.........................................................8
5.3      HSR Act...........................................................8
5.4      No Order Pending..................................................8
5.5      No Law Prohibiting or Restricting Sale of the Shares..............8
5.6      Registration Rights Agreement.....................................8
5.7      Company Purchase Agreement........................................8
5.8      Master Agreement..................................................8

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATION OF THE SELLER

6.1      Representations and Warranties....................................8
6.2      Covenants.........................................................9
6.3      HSR Act...........................................................9
6.4      No Order Pending..................................................9
6.5      No Law Prohibiting or Restricting the Sale of the Shares..........9
6.6      Registration Rights Agreement.....................................9
6.7      Company Purchase Agreement........................................9
6.8      Master Agreement..................................................9

                                   ARTICLE VII

                                  MISCELLANEOUS

7.1      Registration Rights...............................................9
7.2      Purchaser Director...............................................10
7.3      Certain Definitions..............................................10
7.4      Further Assurances...............................................11
7.5      Governing Law....................................................12
7.6      Survival.........................................................12
7.7      Successors and Assigns...........................................12
7.8      Amendments; Etc..................................................12
7.9      Entire Agreement.................................................12
7.10     Notices..........................................................13
7.11     Fees, Costs and Expenses.........................................14
7.12     Termination......................................................14

                                TABLE OF CONTENTS
                                   (continued)
                                                                        Page



7.13     Severability of Provisions.......................................14
7.14     Publicity........................................................15
7.15     Headings and References..........................................15
7.16     Counterparts; Effectiveness......................................15
7.17     Jurisdiction.....................................................15
7.18     Waiver of Jury Trial.............................................15
7.19     Non-Recourse.....................................................15